UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

August 10, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 820, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

 China Tel Group, Inc., a Nevada corporation (the “Company”), entered into an Independent Contractor Agreement on August 10, 2009 (the “Agreement”) with Negotiart of America Inc., a California corporation (hereinafter “Independent Contractor”).   The Agreement calls for the Independent Contractor to perform professional services to the Company for wireless telecommunications deployment, development of strategic partners and joint venture candidates for the Company.  The Company and the Independent Contractor agreed upon a stock issuance of Series A common stock in the amount of 2,500,000 shares for the services to be performed by the Independent Contractor.  The Agreement expires on December 31, 2011.

Item 3.02     Unregistered Sales of Equity Securities.

On August 11, 2009, the Company authorized to be issued approximately 2,500,000 Series A common stock to Negotiart of America Inc., for services defined under the Agreement.  The shares issued were relied upon exemptions provided for in Sections 4(2) and 4(6) of the Securities Act, including Regulation D promulgated thereunder based the Independent Contractor’s knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.

Date: August 10, 2009	By:	/s/ George Alvarez
Name: George Alvarez
Title: Chief Executive Officer & Director